Exhibit 99.1

Fluent Announces Expected Fourth Quarter and Full-Year 2023 Financial Results

•	Revenue of $72.8 million for Q4 2023 and $298.4 million for FY 2023
•	Net loss of $1.9 million for Q4 2023 and $63.2 million for FY 2023
•	Gross profit (exclusive of depreciation and amortization) of $20.8 million for Q4 2023 and $78.5 million for FY 2023
•	Media margin of $24.1 million for Q4 2023 and $91.3 million for FY 2023
•	Adjusted EBITDA of $2.5 million for Q4 2023 and $6.8 million for FY 2023
•	Adjusted net loss of $0.4 million for Q4 2023 and $7.2 million for FY 2023

New York, NY – February 29, 2024 – Fluent, Inc. (NASDAQ: FLNT), a leading data-driven performance marketing company, today reported results for the expected fourth quarter and fiscal year ended December 31, 2023. These results are unaudited and remain subject to ongoing audit procedures.

Donald Patrick, Fluent’s Chief Executive Officer, commented, "Our expected results for the fourth quarter are consistent with the strategy we outlined in our last earnings release - we showed sequential quarterly growth reflecting stability in our owned and operated marketplaces coupled with the acceleration of our new strategic performance marketplaces. Our full year results also reflect our investments into growing higher quality consumer engagements designed to further establish Fluent as an industry leader in performance marketing.

In 2024 we are continuing to invest into expanding our new syndicated performance marketplaces while strengthening our owned and operated marketplaces based on the current macro-economic realities. We are creating more effective customer acquisition solutions for our clients, while positioning Fluent as a market leader. This represents a more sustainable business for our stakeholders.”

Fourth Quarter Highlights (Expected)

•	Revenue of $72.8 million, a decrease of 14.1% compared to $84.7 million in Q4 2022
•	Net loss of $1.9 million, or $0.02 per share, compared to net loss of $67.5 million, or $0.83 per share, for Q4 2022
•	Gross profit (exclusive of depreciation and amortization) of $20.8 million, an increase of 4.0% over Q4 2022 and representing 29% of revenue
•	Media margin of $24.1 million, an increase of 1.7% over Q4 2022 and representing 33.1% of revenue
•	Adjusted EBITDA of $2.5 million, a decrease of $0.2 million over Q4 2022 and representing 3.4% of revenue
•	Adjusted net loss of $0.4 million, or $0.00 per share, compared to adjusted net loss of $0.8 million, or $0.01 per share, for Q4 2022

Full-Year 2023 Highlights (Expected)

•	Revenue of $298.4 million, a decrease of 17.4% compared to $361.1 million in 2022
•	Net loss of $63.2 million, or $0.77 per share, compared to net loss of $123.3 million, or $1.51 per share, for the prior year
•	Gross profit (exclusive of depreciation and amortization) of $78.5 million, a decrease of 16.2% over 2022 and representing 26% of revenue
•	Media margin of $91.3 million, a decrease of 17.0% over prior year and representing 30.6% of revenue
•	Adjusted EBITDA of $6.8 million, a decrease of $15.9 million over prior year and representing 2.3% of revenue
•	Adjusted net loss of $7.2 million, or $0.09 per share, compared to adjusted net income of $5.8 million, or $0.07 per share, for the prior year

Media margin, adjusted EBITDA, and adjusted net income are non-GAAP financial measures, as defined and reconciled below.

Business Outlook

•	Continue to use our leadership position with the new compliance standards we have set to level the industry playing field, create additional competitive differentiation, and increase market share.
•	Leverage our owned and operated marketplace assets to expand our new syndicated performance marketplaces – Adflow and Call Solutions.
•	Focus on expansion of Fluent’s media footprint through our influencer and syndicated performance marketplaces.
•	Ensure we source customer traffic that meets our internal quality mandate and leverage our platform to drive consumer insights, which will continue to lead to higher user participation rates, conversion rates, and monetization.
•	Continue to prudently invest in growth initiatives that we believe have long-term growth potential and where we can earn competitive advantage while expanding our margins, over time.

Update on Credit Facility

As previously announced, on January 26, 2024, we entered into a Third Temporary Waiver and Amendment to Credit Agreement (“Third Waiver and Amendment”) with the lenders thereto and Citizens Bank, N.A. as administrative agent, pursuant to which the lenders agreed to waive their rights and remedies under the credit agreement arising from our breach of certain covenants through the earliest of (1) the occurrence of any event of default, (2) April 30, 2024, or (3) our failure to comply with the requirements of the Third Waiver and Amendment.  For a further description of the Third Waiver and Amendment, see our Form 8-K filed with the Securities and Exchange Commission on January 26, 2024.

On February 14, 2024, we entered into a non-binding term sheet with a prospective lender to provide a new senior secured credit facility that would discharge the outstanding balance on our current credit facility and meet our anticipated capital and liquidity needs for the next twelve months and beyond. Entry into the new facility is subject to a number of conditions precedent, including ongoing due diligence by the prospective lender and preparation and execution of definitive documentation for the new facility.  There can be no assurance that we will be able to enter into definitive agreements for the new facility prior to the expiration of the Third Waiver and Amendment.  The financial statements included in our Form 10-Q for the three months ended September 30, 2023, include a note expressing substantial doubt about our ability to continue as a going concern for the next twelve months due to the Company not expecting to be in compliance with certain financial covenants under the existing credit agreement during certain quarters in the twelve months following the issuance date of that Form 10-Q. This determination will be reevaluated at the issuance date of our Form 10-K for the fiscal year ended December 31, 2023 based on the status of the credit agreement in place at that time, our anticipated ability to satisfy covenants contained in such agreement and other factors consistent with generally accepted accounting principles.

  Conference Call

Fluent, Inc. will announce in a subsequent press release the date and time of a conference call to discuss its 2023 fourth quarter and full-year financial results, and the means of accessing the call.  Following the completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please connect via https://register.vevent.com/register/BI1e674cb8510d45c5823d81f40d9fdf05. The replay will be available for one year, via the Fluent website https://investors.fluentco.com.

About Fluent, Inc.

Fluent, Inc. (NASDAQ: FLNT) is a leader in performance marketing, delivering customer acquisition solutions through our digital media portfolio, global commerce partnerships, and proprietary data and tech. We introduce brands to consumers through outcome-based programs across untapped channels, including our post-transaction ad solution and rewarded discovery platform. Since 2010, we have continued to innovate and iterate on the most effective strategies that connect our partners and brands with their most valuable customers, helping to drive lower-funnel engagements that exceed client expectations. For more information, please visit http://www.fluentco.com/.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:

•	Compliance with a significant number of governmental laws and regulations, including those regarding telemarketing, text messaging, privacy, and data;
•	The financial impact of compliance changes to our business, including changes to our employment opportunities marketplace and programmatic advertising businesses, and whether and when our competitors will implement similar changes;
•	The outcome of litigation, regulatory investigations, or other legal proceedings in which we are involved or may become involved;
•	Failure to safeguard the personal information and other data contained in our database;
•	Unfavorable publicity and negative public perception about the digital marketing industry;
•	Failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights;
•	Unfavorable global economic conditions, including as a result of health concerns, terrorist attacks or civil unrest;
•	Dependence on our key personnel and ability to attract or retain employees;
•	Dependence on and liability related to actions of third-party service providers;
•	A decline in the supply or increase in the price of media available;
•	Ability to compete in an industry characterized by rapidly-evolving standards and internet media and advertising technology;
•	Failure to compete effectively against other online marketing and advertising companies or respond to changing user demands;
•	Competition for web traffic and dependence on third-party publishers, internet search providers and social media platforms for a significant portion of visitors to our websites;
•	Dependence on emails, text messages, and telephone calls, among other channels, to reach users for marketing purposes;
•	Credit risk from certain clients;
•	Limitations on our or our third-party publishers’ ability to collect and use data derived from user activities;
•	Ability to remain competitive with the shift to mobile applications;
•	Failure to detect click-through or other fraud on advertisements;
•	Fluctuations in fulfillment costs;
•	Dependence on the gaming industry;
•	Failure to meet our clients’ performance metrics or changing needs;
•	Pricing pressure by certain clients and the ability of our marketplace to respond through allocating traffic to higher paying clients;
•	Compliance with the covenants of our credit agreement in light of current business conditions, the uncertainty of which raises substantial doubt about our ability to continue as a going concern;
•	Ability to satisfy due diligence and enter into a replacement credit facility with the current prospective lender or otherwise obtain new capital to remedy non-compliance with covenants in our existing credit agreement and/or otherwise fund our operations;
•	Potential for failures in our internal control over financial reporting;
•	Compliance with Nasdaq’s minimum bid price rule; and
•	Management of the growth of our operations, including international expansion and the integration of acquired business units or personnel.

These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	December 31, 2023	December 31, 2022
ASSETS:
Cash and cash equivalents	$15,804	$25,547
Accounts receivable, net of allowance for doubtful accounts of $231 and $544, respectively	56,531	63,164
Prepaid expenses and other current assets	6,071	3,506
Total current assets	78,406	92,217
Property and equipment, net	591	964
Operating lease right-of-use assets	3,395	5,202
Intangible assets, net	26,809	28,745
Goodwill	1,261	55,111
Other non-current assets	1,405	1,730
Total assets	$111,867	$183,969
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Accounts payable	$10,954	$6,190
Accrued expenses and other current liabilities	30,534	35,626
Deferred revenue	430	1,014
Current portion of long-term debt(1)	30,488	5,000
Current portion of operating lease liability	2,296	2,389
Total current liabilities	74,702	50,219
Long-term debt, net	—	35,594
Operating lease liability, net	1,699	3,743
Other non-current liabilities	1,062	458
Total liabilities	77,463	90,014
Contingencies
Shareholders' equity:
Preferred stock — $0.0001 par value, 10,000,000 Shares authorized; Shares outstanding — 0 shares for both periods	—	—
Common stock — $0.0005 par value, 200,000,000 Shares authorized; Shares issued — 85,917,891 and 84,385,458, respectively; and Shares outstanding — 81,306,322 and 80,085,306, respectively	43	42
Treasury stock, at cost — 4,611,569 and 4,300,152 shares, respectively	(11,407)	(11,171)
Additional paid-in capital	427,286	423,384
Accumulated deficit	(381,518)	(318,300)
Total shareholders’ equity	34,404	93,955
Total liabilities and shareholders’ equity	$111,867	$183,969

(1) Debt classification conforms to presentation at September 30, 2023, which was based on the Company not expecting to be in compliance with certain financial covenants under its credit agreement during certain quarters in the twelve months following the issuance date of the September 30, 2023 financial statements.  This classification will be reevaluated at the issuance date of the Company’s audited financial statements as of December 31, 2023 and 2022 and for fiscal years then ending.

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$72,761	$84,664	$298,399	$361,134
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	51,924	64,628	219,884	267,487
Sales and marketing (1)	5,122	4,531	18,576	17,121
Product development (1)	4,390	4,180	18,454	18,159
General and administrative (1)	10,343	19,618	35,334	53,470
Depreciation and amortization	2,764	3,177	10,876	13,214
Goodwill impairment and write-off of intangible assets	—	55,727	55,405	111,255
Loss (gain) on disposal of property and equipment	—	—	—	19
Total costs and expenses	74,543	151,861	358,529	480,725
Loss from operations	(1,782)	(67,197)	(60,130)	(119,591)
Interest expense, net	(784)	(634)	(3,204)	(1,965)
Loss before income taxes	(2,566)	(67,831)	(63,334)	(121,556)
Income tax (expense) benefit	667	343	116	(1,776)
Net loss	$(1,899)	$(67,488)	$(63,218)	$(123,332)
Basic and diluted loss per share:
Basic	$(0.02)	$(0.83)	$(0.77)	$(1.51)
Diluted	$(0.02)	$(0.83)	$(0.77)	$(1.51)
Weighted average number of shares outstanding:
Basic	82,964,032	81,664,692	82,622,131	81,412,595
Diluted	82,964,032	81,664,692	82,622,131	81,412,595

(1) Amounts include share-based compensation expense as follows:
Sales and marketing	$124	$180	$543	$600
Product development	141	173	626	556
General and administrative	526	1,012	2,640	2,861
Total share-based compensation expense	$791	$1,365	$3,809	$4,017

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Year Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(63,218)	$(123,332)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,876	13,214
Non-cash loan amortization expense	426	265
Share-based compensation expense	3,756	4,092
Goodwill impairment	55,405	111,069
Write-off of intangible assets	—	186
Loss on disposal of property and equipment	—	19
Provision for bad debts	124	450
Deferred income taxes	(145)	(225)
Changes in assets and liabilities, net of business acquisition:
Accounts receivable	6,509	6,617
Prepaid expenses and other current assets	(2,565)	(917)
Other non-current assets	325	162
Operating lease assets and liabilities, net	(330)	(184)
Accounts payable	4,764	(9,940)
Accrued expenses and other current liabilities	(6,088)	477
Deferred revenue	(584)	139
Other	(1,117)	(128)
Net cash provided by operating activities	8,138	1,964
CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisition, net of cash acquired	(1,250)	(1,036)
Capitalized costs included in intangible assets	(5,838)	(4,383)
Acquisition of property and equipment	(25)	(17)
Net cash used in investing activities	(7,113)	(5,436)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(10,000)	(5,000)
Debt financing costs	(532)	—
Taxes paid related to net share settlement of vesting of restricted stock units	(236)	(448)
Net cash used in financing activities	(10,768)	(5,448)
Net decrease in cash, cash equivalents and restricted cash	(9,743)	(8,920)
Cash, cash equivalents and restricted cash at beginning of period	25,547	34,467
Cash, cash equivalents and restricted cash at end of period	$15,804	$25,547

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as that portion of gross profit (exclusive of depreciation and amortization) reflecting variable costs paid for media and related expenses and excluding non-media cost of revenue. Gross profit (exclusive of depreciation and amortization) represents revenue minus cost of revenue (exclusive of depreciation and amortization). Media margin is also presented as a percentage of revenue.

Adjusted EBITDA is defined as net income (loss), excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) share-based compensation expense, (5) loss on early extinguishment of debt, (6) accrued compensation expense for Put/Call Consideration, (7) goodwill impairment, (8) write-off of intangible assets, (9) loss on disposal of property and equipment, (10) acquisition-related costs, (11) restructuring and other severance costs, and (12) certain litigation and other related costs.

Adjusted net income is defined as net income (loss) excluding (1) Share-based compensation expense, (2) loss on early extinguishment of debt, (3) accrued compensation expense for Put/Call Consideration, (4) goodwill impairment, (5) write-off of intangible assets, (6) loss on disposal of property and equipment, (7) acquisition-related costs, (8) restructuring and other severance costs, and (9) certain litigation and other related costs. Adjusted net income is also presented on a per share (basic and diluted) basis.

Below is a reconciliation of media margin from gross profit (exclusive of depreciation and amortization), which we believe is the most directly comparable GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2023	2022	2023	2022
Revenue	$72,761	$84,664	$298,399	$361,134
Less: Cost of revenue (exclusive of depreciation and amortization)	51,924	64,628	219,884	267,487
Gross Profit (exclusive of depreciation and amortization)	20,837	20,036	78,515	93,647
Gross Profit (exclusive of depreciation and amortization) % of revenue	29%	24%	26%	26%
Non-media cost of revenue (1)	3,275	3,679	12,785	16,392
Media margin	$24,112	$23,715	$91,300	$110,039
Media margin % of revenue	33.1%	28.0%	30.6%	30.5%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of adjusted EBITDA from net income (loss), which we believe is the most directly comparable GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2023	2022	2023	2022
Net loss	$(1,899)	$(67,488)	$(63,218)	$(123,332)
Income tax expense	(667)	(343)	(116)	1,776
Interest expense, net	784	634	3,204	1,965
Depreciation and amortization	2,764	3,177	10,876	13,214
Share-based compensation expense	798	1,440	3,756	4,092
Goodwill impairment	—	55,669	55,405	111,069
Write-off of intangible assets	—	58	—	186
Loss on disposal of property and equipment	—	—	—	19
Acquisition-related costs (1)	1,044	574	2,745	2,247
Restructuring and certain severance costs	—	376	456	414
Certain litigation and other related costs	(329)	8,577	(6,311)	11,079
Adjusted EBITDA	$2,495	$2,674	$6,797	$22,729

(1) Balance includes compensation expense related to non-competition agreements and earn-out expense incurred as a result of business combinations. The earn-out expense was $434 and $121 for the years ended December 31, 2023 and 2022, respectively.

Below is a reconciliation of adjusted net income and the related measure of adjusted net income per share from net income (loss), which we believe is the most directly comparable GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except share and per share data)	2023	2022	2023	2022
Net loss	$(1,899)	$(67,488)	$(63,218)	$(123,332)
Share-based compensation expense	798	1,440	3,756	4,092
Goodwill impairment	—	55,669	55,405	111,069
Write-off of intangible assets	—	58	—	186
Loss on disposal of property and equipment	—	—	—	19
Acquisition-related costs(1)	1,044	574	2,745	2,247
Restructuring and certain severance costs	—	376	456	414
Certain litigation and other related costs	(329)	8,577	(6,311)	11,079
Adjusted net income (loss)	$(386)	$(794)	$(7,167)	$5,774
Adjusted net income (loss) per share:
Basic	$(0.00)	$(0.01)	$(0.09)	$0.07
Diluted	$(0.00)	$(0.01)	$(0.09)	$0.07
Adjusted weighted average number of shares outstanding:
Basic	82,964,032	81,664,692	82,622,131	81,412,595
Diluted	82,964,032	81,664,692	82,622,131	81,565,372

(1) Balance includes compensation expense related to non-competition agreements and earn-out expense incurred as a result of business combinations. The earn-out expense was $434 and $121 for the years ended December 31, 2023 and 2022, respectively.

We present media margin, adjusted EBITDA, and adjusted net income as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain litigation and other related costs associated with legal matters outside the ordinary course of business. We consider items one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. There were no adjustments for one-time items in the periods presented.

Adjusted net income, as defined above, excludes certain items that are recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. We believe adjusted net income affords investors a different view of the overall financial performance of the Company than adjusted EBITDA and the GAAP measure of net (loss) income.

Media margin, adjusted EBITDA, adjusted net income, and adjusted net income per share are non-GAAP financial measures with certain limitations regarding their usefulness. They do not reflect our financial results in accordance with GAAP, as they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. Accordingly, these metrics are not indicative of our overall results or indicators of past or future financial performance. Further, they are not financial measures of profitability and are neither intended to be used as a proxy for the profitability of our business nor to imply profitability. The way we measure media margin, adjusted EBITDA, and adjusted net income may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Investor Relations

Fluent, Inc.

InvestorRelations@fluentco.com